United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 6, 2014

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01     Entry into a Material Definitive Agreement.

Effective January 1, 2014, PSM Holdings, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Jeffrey R. Smith, its Chairman, Executive Vice President, and director. The term of the Agreement is one year. Under the Agreement, Mr. Smith’s annual base salary is $250,000 commencing on January 1, 2014 and may increase if approved by the Compensation Committee or the Board of Directors. Salary may be paid with shares of common stock under an equity compensation plan at a 25% discount to the fair market price at the end of the pay period with the consent of both the Company and Mr. Smith. Mr. Smith will be eligible to receive an annual bonus of up to 100% of the then applicable base salary upon achievement of annual performance objectives to be determined by the Compensation Committee or Board of Directors. Mr. Smith will be entitled to participate in the employee benefit plans maintained by the Company including group medical, dental, vision, disability, life insurance, flexible-spending account, and 401(k).

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

99.1	Jeffrey R. Smith Employment Agreement effective January 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: January 9, 2014	By:	/s/ Kevin Gadawski
Kevin Gadawski, President